Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 No. 333-261462) of Chimera Investment Corporation,

(2) Registration Statement (Form S-3 No. 333-261463) of Chimera Investment Corporation,

(3) Registration Statement (Form S-8 No. 333-209248) pertaining to the Amended and Restated 2007                                                            Equity Incentive Plan of Chimera Investment Corporation, and

(4) Registration Statement (Form S-8 No. 333-147747) pertaining to the Amended and Restated 2007 Equity Incentive Plan of Chimera Investment Corporation;

of our reports dated February 17, 2022, with respect to the consolidated financial statements of Chimera Investment Corporation and the effectiveness of internal control over financial reporting of Chimera Investment Corporation included in this Annual Report (Form 10-K) of Chimera Investment Corporation for the year ended December 31, 2021.

/s/ Ernst & Young LLP

New York, New York

February 17, 2022